CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is made as of _____, 2013 among NexCore Companies LLC, a Delaware limited liability company (the ‘Company”), and the persons set forth on Exhibit A (individually an “Investor” and collectively the “Investors”).

A. The Company will serve as the parent holding company of NexCore Healthcare Capital Corp (“NexCore Healthcare”) and NexCore Real Estate LLC (“NexCore Real Estate”) after the completion of a reorganization (the “Reorganization”) of NexCore Healthcare and its subsidiaries. The first step of the Reorganization was completed in December 2012 when NexCore Healthcare formed NexCore Real Estate as a 90% owned subsidiary, and the primary real estate interests then held by NexCore Healthcare were contributed to NexCore Real Estate in exchange for Class A Units and Class B Units of NexCore Real Estate. Shortly thereafter, the Class B Units of NexCore Real Estate held by NexCore Healthcare were distributed pro rata to all of its then existing stockholders.

B. This Contribution Agreement (this “Agreement”) relates to the next step of the Reorganization which involves the issuance of Company common units (the “HoldCo Units”) in exchange for the contribution to the Company of (i) the shares of NexCore Healthcare common stock (the “NexCore Stock”) held by its stockholders and/or (ii) the Class B Units (the “Companion Units”) held by the members of NexCore Real Estate (individually and collectively the “Transferred Securities”).

C. The Companion Units were originally issued to all of the holders of NexCore Stock, but the NexCore Stock has traded independently of the Companion Units since the time of issuance of the Companion Units. As a result, some holders involved in the securities exchange will hold NexCore Stock and Companion Units, some will only hold NexCore Stock, and some will only hold Companion Units. For those investors owning both NexCore Stock and Companion Units, due to an implied 1-to-10 reverse split, every ten (10) shares of NexCore Stock combined with ten (10) Companion Units will be exchanged for one (1) HoldCo Unit. For those investors owning only NexCore Stock, the exchange ratio will be based upon the average closing price of the NexCore Stock as indicated on the Over-The-Counter (“OTC”) Bulletin Board for the 30-day period prior to the Closing Date (as defined below) of the securities exchange (the “Stock Conversion Ratio”). For those investors owning only Companion Units, the exchange ratio will be based upon a value of $0.02 per Companion Unit (the “Unit Conversion Ratio”). Fractional shares of NexCore Stock and Companion Units will be cashed out based upon the Stock Conversation Ratio and the Unit Conversion Ratio.

SECTION 1. AUTHORIZATION AND EXCHANGE OF HOLDCO UNITS

1.1 Exchange of the HoldCo Units

(a) Subject to the terms and conditions set forth herein and based upon the Stock Conversion Ratio and the Unit Conversion Ratio, the Company will issue to each Investor HoldCo Units in exchange for the contribution of his, her or its Transferred Securities as set forth opposite such Investor’s name on Exhibit A.

(b) On the Closing Date, each Investor hereby agrees to convey, assign, transfer and deliver good, valid and marketable title to the Transferred Securities set forth opposite such Investor’s name on Exhibit A, free and clear of all liens, mortgages, pledges, encumbrances, adverse claims and defects, and the Company will deliver the HoldCo Units. Investors may deliver the Transferred Securities to the Company’s transfer agent in advance of the Closing Date and such Transferred Securities will be held in escrow until the Closing Date; provided however, that any Transferred Securities subject to the terms of that certain Voting Trust Agreement (the “Voting Trust Agreement”) and certain Lockup Agreement (the “Lockup Agreement”), each dated as of September 29, 2010, and as each may be amended from time to time, will continue to be subject to the provisions of these agreements.

(c) The parties hereto intend that the issuance of the HoldCo Units in exchange for the Transferred Securities contemplated hereby qualify as a contribution to the capital of the Company pursuant to Section 721 of the Internal Revenue Code of 1986, as amended, and that the issuance of the HoldCo Units be considered “in exchange for an interest in the partnership” pursuant to Code Section 721.

SECTION 2. CLOSING DATE; DELIVERY

2.1 Closing Date. The closing of the exchange of the HoldCo Units for the Transferred Securities hereunder (the “Closing”) shall be held at a time and location selected by the Company (such date shall herein be referred to as the “Closing Date”).

2.2 Delivery. As soon as practical after the Closing, the Company or its transfer agent will deliver to the Investor a certificate or certificates, representing the HoldCo Units, against delivery of the Transferred Securities, duly endorsed in blank or accompanied by stock powers or other instruments of transfer as required by the Company or its agent duly executed in blank, and bearing or accompanied by all requisite stock transfer stamps. The HoldCo Units will be subject to the same provisions under the Voting Trust Agreement and Lockup Agreement as the Transferred Securities to which they relate.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor as follows:

3.1 Organization and Standing; Certificate and By-Laws. The Company is a limited liability company duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

3.2 Power and Authority. The Company has all requisite power and authority to execute and deliver this Agreement, to exchange and issue the HoldCo Units hereunder and to carry out and perform its obligations under the terms of this Agreement.

3.3 Authorization. All action on the part of the Company and its directors necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, exchange, issuance and delivery of the HoldCo Units and the performance of all of the Company’s obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The HoldCo Units, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and such HoldCo Units will be free of any liens or encumbrances except, as applicable, as provided in the Voting Trust Agreement or the Lockup Agreement.

3.4 Compliance With Other Instruments. The Company is not in violation of any term of its Certificate of Formation or Operating Agreement.

3.5 Governmental Consent, Etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, exchange or issuance of the HoldCo Units, other than under the terms of Section 5.2 and the qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the exchange of the HoldCo Units under applicable Blue Sky laws, which, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Each Investor hereby represents and warrants to the Company as follows:

4.1 Title to Assets; No Conflicts. The Investor has good and marketable title to the Transferred Securities, free and clear of any liens, charges, pledges, security interests, or other adverse claims; provided however, that the Transferred Securities may be subject to the terms of the Voting Trust Agreement and the Lockup Agreement. The execution, delivery and performance of this Agreement by the Investor will not breach, cause a default under or otherwise conflict with any contract or agreement to which the Investor is a party. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Investor of the transactions contemplated hereby.

4.2 Broker’s and Finders’ Fees. The Investor has not incurred, nor will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 5. CONDITIONS TO CLOSING OF INVESTOR

Each Investor’s obligations to contribute their Transferred Securities in exchange for the HoldCo Units at the Closing are subject to the satisfaction or waiver of the following conditions:

5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

5.2 Securities Law Compliance. The Securities and Exchange Commission shall have declared effective a registration statement under the Securities Act of 1933, as amended, relating to the issuance and exchange of the HoldCo Units.

SECTION 6. CONDITIONS TO CLOSING OF COMPANY

The Company’s obligation to issue the HoldCo Units in exchange for the Transferred Securities at the Closing Date to an Investor is subject to the satisfaction or waiver as of the Closing Date of the following conditions:

6.1 Representations. The representations made by the Investor in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

6.2 Securities Law Compliance. The Securities and Exchange Commission shall have declared effective a registration statement under the Securities Act of 1933, as amended, relating to the issuance and exchange of the HoldCo Units.

6.3 Delivery of Securities. The Investor shall have delivered to the Company or its transfer agent a certificate or certificates representing the Transferred Securities, any other documents of transfer required by Section 2.2 and all other documents, certificates and agreements necessary to convey good and valid title to such securities free and clear of all liens and encumbrances.

SECTION 7. LEGENDS

7.1 Legends. The Investor understands and agrees that the Company shall cause legends to be placed upon any certificate(s) evidencing ownership of the HoldCo Units which are subject to the Voting Trust Agreement and Lockup Agreement.

SECTION 8. MISCELLANEOUS

8.1 Further Assurances. The Investor and the Company shall take all such actions, and shall execute and deliver all such documents and instruments, as may be reasonably requested by the other party to carry out the purposes and intent of this Agreement.

8.2 Governing Law; Arbitration. Except as set forth below, this Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

8.3 Amendment. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Investor and the Company.

8.4 Notices, Etc. All notices required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid at the address on file with the Company or by facsimile.  Any notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery, or, in the case of facsimile, upon receipt if given during normal business hours (or the next business day if not) provided that such facsimile is promptly followed up by hand delivery, overnight courier or certified mail.

8.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of such other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to either party, shall be cumulative and not alternative.

8.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

8.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument.

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The foregoing Contribution Agreement is hereby executed as of the date set forth above.

NEXCORE COMPANIES LLC,

a Delaware limited liability company

By:

Name:

Title:

Investor

By:

Name:

Exhibit A

Transferred Securities
Name	NexCore Healthcare Capital Corp Shares	NexCore Real Estate LLC Class B Units